UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2008
__________

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
                Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, the Compensation Committee of Hooker Furniture Corporation awarded two performance grants under the Company’s 2005 Stock Incentive Plan to each “named executive officer” of the Company and to certain other senior executives.

The performance grant agreement evidencing each award entitles the executive to receive a payout amount that equals his “target amount” increased or decreased by a percentage determined based on the Company’s cumulative earnings per share (“EPS”) and average annual return on equity (“ROE”) for the grant’s designated performance period.  Each participant’s target amount is expressed as a percentage of his base salary for the current calendar year. The table below sets forth each named executive officer’s respective target amount for each performance grant.

Named Executive Officer	Target Amount
Paul B. Toms, Jr.	70% of base salary
E. Larry Ryder	60% of base salary
Alan D. Cole	60% of base salary
Michael P. Spece	50% of base salary
Raymond T. Harm	50% of base salary
Henry P. Long, Jr.	40% of base salary

The performance period for the first performance grant is the fiscal two-year period ending January 31, 2010 and the performance period for the second performance grant is the fiscal three-year period ending January 30, 2011.

If the Company’s cumulative EPS and average annual ROE for the respective performance period do not meet the target levels for each performance grant but do meet specified minimum threshold levels, the payout amount under the performance grant would be reduced to a lower percentage of the target amount based on the Company’s actual performance. If the Company’s cumulative EPS and average annual ROE both equal the minimum threshold levels, the payout amount would equal 50% of the participant’s target amount. If the Company’s cumulative EPS and average annual ROE exceed the designated target levels, the payout amount would be increased to a higher percentage of the target amount based on the actual level of performance, up to 150% of the target amount.  The payout amount, if any, under each performance grant will be paid in cash, shares of the Company’s common stock or both, at the discretion of the Compensation Committee.

In most cases, an executive must remain employed through the end of the performance period to be paid any amount under his performance grant agreement.  However, if an executive’s employment is terminated due to death or disability and he otherwise would have been entitled to a payment had he in fact remained employed to that date, he, or his beneficiary, will be entitled to a pro-rated cash payment at the end of the performance period.  If the Company undergoes a change in control during the performance period and subsequently (a) the executive’s employment is involuntarily terminated other than for “cause” or (b) he terminates employment for “good reason” before the earlier of the end of the performance period or the first anniversary of the change in control, the executive will be paid a lump sum cash payment equal to his target amount.

This summary of the terms of the performance grant agreements is qualified in its entirety by reference to the form of performance grant agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Form of Performance Grant Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  /s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: May 6, 2008